SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of Earliest event Reported):
                      February 11, 2004 (January 2, 2004)

                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            New York                       0-30183                       13-4025362
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer Identification No.)
 Incorporation or Organization)

                          Guangdong Bian Fang Building
                                   10th Floor
                                   Fujing Road
                        Futian District, Shenzhen, 518033
                           People's Republic of China

                    (Address of Principal Executive Offices)

                               +86-13-902-919-295

                         (Registrant's Telephone Number)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

      On January 29, 2004, Minghua Group International Holdings Limited (the "Company") entered into a contract (the "Acquisition Agreement") with Beijing Qiang Long Real Estate Development Co. Ltd. ("Qiang Long") relating to the purchase of 140,000,000 shares of the Company's Common Stock for an aggregate purchase price of $29,400,000 or a price per share of $0.21. If and when the transactions contemplated by the Acquisition Agreement are consummated; assuming that Qiang Long exercises its subscription right to purchase an additional 10,464,514 shares of the Company's common stock pursuant to a separate unrelated agreement described below; and after giving effect to certain issuances of common stock described below under Item 2 and Item 5 of this Form 8-K, Qiang Long would become the owner of approximately 51% of the Company's then outstanding common stock. Accordingly, the transactions contemplated by the Acquisition Agreement, when consummated, would effect a change in control of the Company.

      The acquisition is to be consummated in two installments. On or before April 15, 2004, Qiang Long must pay the Company $12,600,000 and in consideration of such payment, the Company would then issue Qiang Long 60,000,000 shares of the Company's common stock. Thereafter, the Company will convene a stockholders meeting at which the Company will propose that the stockholders approve an amendment to the Company's certificate of incorporation that would increase the number of shares that are authorized for issuance by the Company such that the Company will have sufficient authorized, but unissued, shares to satisfy its obligations under the Acquisition Agreement. Within fifteen days following such stockholders meeting, Qiang Long is obligated to pay the Company $16,800,000 and Qiang Long will then receive the remaining 80,000,000 shares issuable under the Acquisition Agreement.

      Pursuant to the Acquisition Agreement, Qiang Long paid the Company a deposit in the amount of $602,410, which will be applied to the first installment due from Qiang Long under the Acquisition Agreement and which will be forfeited by Qiang Long if such first installment is not paid.

      The shares are being issued in a private placement transaction that is exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 4(2) thereof and in reliance on Regulation D and Regulation S promulgated thereunder.

      Qiang Long has indicated that it intends to use its own working capital to satisfy its obligations under the Acquisition Agreement.

      Qiang Long is currently the beneficial owner of 4,535,486 shares of the Company's Common Stock and has the obligation to purchase an additional 10,464,514 shares of the Company's common stock at a price of $0.40 per share pursuant to a subscription agreement with the Company that was entered into on September 29, 2003. Pursuant to that subscription agreement Qiang Long irrevocably subscribed to purchase 15,000,000 shares of the Company's common stock at a purchase price per share of $0.40 or for aggregate consideration of $6,000,000. Upon signing that agreement Qiang Long funded $602,410 of the subscription price and the Company issued to Qiang Long 1,511,488 shares of its common stock for such funds. Qiang Long, then funded an additional $1,204,820 on January 9, 2004 and received 3,023,998 additional shares of the Company's common stock for such funds. The subscription agreement requires Qiang Long to fund an additional $4,192,770 on or prior to February 29, 2004. The subscription agreement provides Qiang Long with the right to appoint two members out of the Company's 5 member board of directors once the full subscription price has been funded.

      The closing of the transactions contemplated by the Acquisition Agreement is conditioned upon, among other things, the Company's ability to obtain stockholder approval of the aforementioned amendment to the Company's certificate of incorporation. It is not certain whether or not such approval will be obtained at the meeting.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On January 19, 2004, the Company, its wholly-owned subsidiary, Minghua Group International Holding (Hong Kong) Limited, a Hong Kong corporation ("Minghua Hong Kong"), and Jinmou Li, the son of the Company's Chairman, Chuquan Li, entered into a stock purchase agreement relating to the sale by Jinmou Li to Minghua Hong Kong of 100% of the equity in Asia Key Group Limited, a Hong Kong corporation ("Asia Key") for a purchase price of RMB 8,200,000 (approximately, US$990,709) and 28,210,000 shares of the Company's common stock.

      Asia Key's only asset is a 15% equity interest in the Company's main operating subsidiary, Shenzhen Minghua Environmental Protection Vehicle Co., Ltd. ("SZ Minghua"). The remaining 85% of the outstanding equity of SZ Minghua is held indirectly by the Company. Upon consummation of this acquisition, which occurred on January 19, 2004, the Company became the indirect owner of all of the outstanding equity of SZ Minghua.

      The parties agreed upon a valuation of SZ Minghua of RMB 273,000,000 (approximately, US$32,983,363.34), which was calculated based upon the paid-up capital, accumulated funds and the value of the production project and stock value. The parties further agreed that RMB 40,980,000 (approximately, US$4,951,121) constitutes the value of the 15% interest that Minghua Hong Kong acquired. The Company's shares that were issued as partial consideration for the 15% equity interest were valued at a price of $0.14 per share.

      The funds used to acquire the 15% equity interest were loaned by the Company to Minghua Hong Kong and the shares used to acquire the 15% interest constituted a capital contribution by the Company to Minghua Hong Kong. The Company raised the funds to make the loan to Minghua Hong Kong through the issuance of stock to Qiang Long as described in Item 1 of this Form 8-K above and Item 5 of this Form 8-K below.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Capital Raising Transactions and Note Conversion

      During January 2004 the Company issued or became obligated to issue shares of its common stock in a series of unrelated capital raising transactions and upon the conversion of an outstanding promissory note. These shares were or will be issued in private placement transactions that are exempt from the registration requirements of the Securities Act of 1933 because of Section 4(2) thereof and Regulation S and Regulation D promulgated thereunder, except for the shares issued upon conversion of a note, which were issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act of 1933. Following is a description of each of these transactions.

Kingsrich Note Conversion

      On January 2, 2004, Kingsrich Development Limited ("Kingsrich") converted all of the outstanding principal under that certain Convertible Promissory Note, dated March 13, 2003 (the "Note"), by the Company in favor of Kingsrich in the principal amount of $3,247,225. The conversion rate applicable under the Note is $0.13. Upon such conversion, therefore, the Company issued Kingsrich 24,063,269 shares of its common stock, which constitutes 8% of the issued and outstanding common stock of the Company on a post-issuance basis and assuming the issuance of the other shares described in Item 1, Item 2 and Item 5 of this Form 8-K.

Qiang Long Subscription Installment

      On  January  8,  2004,  Qiang  Long,  in a  transaction  unrelated  to the
Acquisition   Agreement,   invested   (CYR)10,000,000   Chinese  Yuan   Renminbi
(US$1,204,820) and was issued 3,023,998 shares of the Company's common stock.

China Cardinal Subscription Agreement

      On January 13, 2004, the Company entered into an agreement with China Cardinal Limited of Hong Kong relating to the purchase by China Cardinal of a total of 16,483,514 shares of the Company's common stock (approximately 5.3% of the Company's outstanding common stock after giving effect to the stock issuances described in Item 1, Item 2 and this Item 5 of Form 8-K) at a purchase price per share of $0.14 for aggregate gross proceeds of $2,307,692. The subscription agreement contemplates that the funds for the purchase of the aforementioned shares will be deposited directly into the account of the Company's operating subsidiary, SZ Minghua. China Cardinal funded (CYR) 5,500,000 Chinese Yuan Renminbi (US$662,652) of the total purchase price on January 18, 2004 and is to receive 4,733,229 shares as a result. China Cardinal is obligated pursuant to the subscription agreement to fund the remaining
$1,645,040 in exchange for the remaining 11,750,285 shares of the Company's common stock on or before March 31, 2004.

Luck Pond Consulting/Finder's Fee

      Luck Pond Enterprises Limited of Hong Kong provided consulting services and acted as a finder in connection with the aforementioned investments made by Qiang Long and by China Cardinal. In consideration of those services, Luck Pond will receive a ten percent commission payable in stock of the Company. Accordingly, Luck Pond will be receiving an aggregate of 28,390,531 shares of the Company's Common Stock upon completion of the transactions described in Item 1 of this Form 8-K above.

Use of Proceeds

      The Company has used the funds that it has received to date in the transactions described in this Form 8-K for (a) the acquisition of Asia Key as described in Item 2 of this Form 8-K, (b) the acquisition of certain fixed assets, (c) the payment of outstanding debts, (d) the payment of accounts payable, (e) accrued director emoluments, (f) accrued payroll expenses, (g) accrued professional fees, and (h) accrued administrative expenses. After using the proceeds as aforesaid, the Company has not retained any significant portion of the funded amounts as cash on hand.

Appointment of Two New Directors

      Effective February 10, 2004 and as of February 25, 2004, Messrs. Ji-Kuan Li and Wen-Zhi Zhou have resigned from the board of directors of the Company, respectively. The board of directors of the Company has selected Mr. Yun Dong Luan to take the place of Mr. Ji-Kuan Li and Ms. Jie Chen to take the place of Mr. Wen-Zhi Zhou. The resignation of the directors and appointment of new directors was effected pursuant to the Qiang Long September 29, 2003 subscription agreement which gave Qiang Long the right to elect two directors.

      Following is biographical information on the two new directors:

      Yun Dong Luan, age 67, is the Vice Chairman of the Zhang Xue-Liang Fund Association and has held various positions with such Association over the past five years. The Zhang Xue-Liang Fund Association is in the business of arranging meetings, conferences and exhibitions. It also provides public relations and investor relations support to its clients.

      Jie Chen, age 48, is the Vice Secretary of the Zhang Xue-Liang Fund Association and has held such position and other positions with such Association over the past five years. The Zhang Xue-Liang Fund Association is in the business of arranging meetings, conferences and exhibitions. It also provides public relations and investor relations support to its clients. Prior to joining the Zhang Xue-Liang Fund Association, Ms. Chen held various key positions with television stations and public relations companies in China.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits.

Exhibit No.   Description of Exhibit
-----------   ----------------------
10.1          Contract,  dated January 29, 2004,  between Qiang Long Real Estate
              Development Co. Ltd. and the Company.

10.2 Contract, dated January 13, 2004, between China Cardinal Limited and the Company.

10.3 Stock Purchase Agreement, dated January 19, 2004, among the Company, Minghua Group International Holding (Hong Kong) Limited, and Li Jinmou relating to the acquisition of Asia Key Group Limited

99            Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2004

                                        MINGHUA GROUP INTERNATIONAL HOLDINGS
                                         LIMITED

                                        By: /s/ Albert Wong
                                           -------------------------------------
                                           Albert Wong, Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.  Description of Exhibit
-----------  ----------------------

10.1 Contract, dated January 29, 2004, between Qiang Long Real Estate Development Co. Ltd. and the Company.

10.2 Contract, dated January 13, 2004, between China Cardinal Limited and the Company.

10.3 Stock Purchase Agreement, dated January 19, 2004, among the Company, Minghua Group International Holding (Hong Kong) Limited, and Li Jinmou relating to the acquisition of Asia Key Group Limited

99            Press Release